Exhibit (d)

INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of the 3rd day of December, 2012, by and between The SteelPath MLP Funds Trust (the “Trust”), and OFI SteelPath, Inc. (the “Adviser”).

WHEREAS, the Trust is an open-end management investment company registered as such with the Securities and Exchange Commission (the “Commission”) pursuant to the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Adviser is a registered investment adviser;

WHEREAS, the Trust desires to retain the Adviser to render investment advisory services to the funds listed on Schedule A hereto and as such Schedule may be amended from time to time (each, a “Fund” and collectively, the “Funds”).

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.             General Provision.

The Trust hereby employs the Adviser and the Adviser hereby undertakes to act as the investment adviser of the Funds and to perform for the Funds such other duties and functions as are hereinafter set forth. The Adviser shall, in all matters, give to the Funds and its Board of Trustees the benefit of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Funds to conform to (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or federal law; (iii) the provisions of the Declaration of Trust and By-Laws of the Funds as amended from time to time; (iv) policies and determinations of the Board of Trustees of the Funds; (v) the fundamental policies and investment restrictions of the Funds as reflected in its registration statement under the Investment Company Act or as such policies may, from time to time, be amended by the Funds’ shareholders; and (vi) the Prospectus and Statement of Additional Information of the Funds in effect from time to time. The appropriate officers and employees of the Adviser shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Funds with respect to any matters dealing with the business and affairs of the Funds including the valuation of any of the Funds’ portfolio securities which are either not registered for public sale or not being traded on any securities market.

2.             Investment Management.

(a) The Adviser shall, subject to the direction and control by the Funds’ Board of Trustees, (i) regularly provide investment advice and recommendations to the Funds with respect to its investments, investment policies and the purchase and sale of securities; (ii) supervise continuously the investment program of the Funds and the composition of its portfolio and determine what securities shall be purchased or sold by the Funds; and (iii) arrange, subject to the provisions of paragraph “7” hereof, for the purchase of securities and other investments for the Funds and the sale of securities and other investments held in the portfolio of the Funds.

(b) Provided that the Funds shall not be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of paragraph “7” hereof, the Adviser may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

(c) Provided that nothing herein shall be deemed to protect the Adviser from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the Agreement, the Adviser shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

(d) Nothing in this Agreement shall prevent the Adviser or any officer thereof from acting as investment adviser for any other person, firm or corporation and shall not in any way limit or restrict the Adviser or any of its directors, officers or employees from buying, selling or trading any securities for its own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by the Adviser of its duties and obligations under this Agreement and under the Investment Advisers Act of 1940, as amended.

(e) To the extent permitted by applicable law, the Adviser may, from time to time in its sole discretion, appoint one or more sub-advisers, including, without limitation, affiliates of the Adviser, to perform investment advisory services with respect to a Fund and may, in its sole discretion, terminate any or all such sub-advisers at any time to the extent permitted by applicable law.

3.             Other Duties of the Adviser.

The Adviser shall, at its own expense, provide and supervise the activities of all administrative and clerical personnel as shall be required to provide effective corporate administration for the Funds, including the compilation and maintenance of such records with respect to its operations as may reasonably be required; the preparation and filing of such reports with respect thereto as shall be required by the Commission; composition of periodic reports with respect to its operations for the shareholders of the Funds; composition of proxy materials for meetings of the Funds’ shareholders and the composition of such registration statements as may be required by federal securities laws for continuous public sale of shares of the Funds. The Adviser shall, at its own cost and expense, also provide the Funds with adequate office space, facilities and equipment.

4.             Allocation of Expenses.

All other costs and expenses not expressly assumed by the Adviser under this Agreement, or to be paid by the distributor of the shares of the Funds, shall be paid by the Funds, including,

but not limited to (i) interest and taxes; (ii) brokerage commissions; (iii) premiums for fidelity and other insurance coverage requisite to its operations; (iv) the fees and expenses of its Trustees; (v) legal and audit expenses; (vi) custodian and transfer agent fees and expenses; (vii) expenses incident to the redemption of its shares; (viii) expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident to the registration under federal securities laws of shares of the Funds for public sale; (x) expenses of printing and mailing reports, notices and proxy materials to shareholders of the Funds; (xi) except as noted above, all other expenses incidental to holding meetings of the Funds’ shareholders; and (xii) such extraordinary non-recurring expenses as may arise, including litigation affecting the Funds and any obligation which the Funds may have to indemnify its officers and Trustees with respect thereto. Any officers or employees of the Adviser or any entity controlling, controlled by or under common control with the Adviser, who may also serve as officers, Trustees or employees of the Funds shall not receive any compensation from the Funds for their services.

5.             Compensation of the Adviser.

The Funds agree to pay the Adviser and the Adviser agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a management fee computed on the net assets of the Funds as of the close of each business day and payable monthly in arrears, promptly at the end of each month, at the rates set out on Schedule B to this agreement.

6.             Use of Name “Oppenheimer.”

The Adviser hereby grants to the Funds a royalty-free, non-exclusive license to use the names “Oppenheimer” and “SteelPath” in the name of the Funds for the duration of this Agreement and any extensions or renewals thereof. Such license may, upon termination of this Agreement, be terminated by the Adviser, in which event the Funds shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name “Oppenheimer” and/or “SteelPath” in the name of the Funds or otherwise. The names “Oppenheimer” and “SteelPath” may be used or licensed by the Adviser in connection with any of its activities or licensed by the Adviser to any other party.

7.             Portfolio Transactions and Brokerage.

(a) The Adviser is authorized, in arranging the Funds’ portfolio transactions, to employ or deal with such members of securities or commodities exchanges, brokers or dealers, including “affiliated” broker dealers (as that term is defined in the Investment Company Act) (hereinafter “broker-dealers”), as may, in its best judgment, implement the policy of the Funds to obtain, at reasonable expense, the “best execution” (prompt and reliable execution at the most favorable security price obtainable) of the Funds’ portfolio transactions as well as to obtain, consistent with the provisions of subparagraph “(c)” of this paragraph “7,” the benefit of such investment information or research as may be of significant assistance to the performance by the Adviser of its investment management functions.

(b) The Adviser shall select broker-dealers to effect the Funds’ portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by the Adviser on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Funds’ portfolio transactions by participating therein for its own account; the importance to the Funds of speed, efficiency or confidentiality; the broker-dealer’s apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Funds.

(c) The Adviser shall have discretion, in the interests of the Funds, to allocate brokerage on the Funds’ portfolio transactions to broker-dealers other than affiliated broker-dealers, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the Securities Exchange Act of 1934, as amended) for the Funds and/or other accounts for which the Adviser and its affiliates exercise “investment discretion” (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934, as amended) and to cause the Funds to pay such broker-dealers a commission for effecting a portfolio transaction for the Funds that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if the Adviser determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser and its investment advisory affiliates with respect to the accounts as to which they exercise investment discretion. In reaching such determination, the Adviser will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer. In demonstrating that such determinations were made in good faith, the Adviser shall be prepared to show that all commissions were allocated for the purposes contemplated by this Agreement and that the total commissions paid by the Funds over a representative period selected by the Funds’ trustees were reasonable in relation to the benefits to the Funds.

(d) The Adviser shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or “posted” commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Funds for effecting its portfolio transactions to the extent consistent with the interests and policies of the Funds as established by the determinations of its Board of Trustees and the provisions of this paragraph “7.”

(e) The Funds recognize that an affiliated broker-dealer (i) may act as one of the Funds’ regular brokers so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the Funds; and (iii) may effect portfolio transactions for the Funds only if the commissions, fees or other remuneration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act for determining the permissible level of such commissions.

8.             Duration.

This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph 9 hereof, this Agreement shall remain in effect until two years from the date of execution hereof, and thereafter will continue in effect from year to year, so long as such continuance shall be approved at least annually by the Funds’ Board of Trustees, including the vote of the majority of the trustees of the Funds who are not parties to this Agreement or “interested persons” (as defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a “majority” (as defined in the Investment Company Act) of the outstanding voting securities of the Funds and by such a vote of the Funds’ Board of Trustees.

9.             Termination.

This Agreement may be terminated (i) by the Adviser at any time without penalty upon giving the Funds sixty days’ written notice (which notice may be waived by the Funds); or (ii) by the Funds at any time without penalty upon sixty days’ written notice to the Adviser (which notice may be waived by the Adviser) provided that such termination by the Funds shall be directed or approved by the vote of a majority of all of the Trustees of the Funds then in office or by the vote of the holders of a “majority” (as defined in the Investment Company Act) of the outstanding voting securities of the Funds.

10.           Assignment or Amendment.

This Agreement may not be amended without the affirmative vote or written consent of the holders of a “majority” of the outstanding voting securities of the Funds, and shall automatically and immediately terminate in the event of its “assignment,” as defined in the Investment Company Act.

11.           Disclaimer of Shareholder Liability.

The Adviser understands that the obligations of the Funds under this Agreement are not binding upon any Trustee or shareholder of the Funds personally, but bind only the Funds and the Funds’ property. The Adviser represents that it has notice of the provisions of the Declaration of Trust of the Funds disclaiming shareholder liability for acts or obligations of the Funds.

12.           Definitions.

The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the Investment Company Act.

The SteelPath MLP Funds Trust

By:           /s/ Arthur S. Gabinet_________________
 Name:  Arthur S. Gabinet
 Title:    Secretary and Chief Legal Officer

OFI SteelPath, Inc.

By:           /s/ David Pfeffer_____________________
 Name:   David Pfeffer
 Title:     Director

SCHEDULE A

Oppenheimer SteelPath MLP Select 40 Fund
Oppenheimer SteelPath MLP Alpha Fund
Oppenheimer SteelPath MLP Income Fund
Oppenheimer SteelPath MLP Alpha Plus Fund
Oppenheimer SteelPath MLP and Infrastructure Debt Fund

SCHEDULE B

In consideration of the services provided by the Advisor, the Trust shall pay to the Advisor compensation computed at the following annual rates: 0.70% of the first $3 billion of daily net assets, 0.68% of the next $2 billion, and 0.65% of the daily net assets in excess of $5 billion of the Oppenheimer SteelPath MLP Select 40 Fund (the “Select 40 Fund”) (the “Basic Fee Rate”).  1/12th of the Basic Fee Rate multiplied by the average daily net assets of the Select 40 Fund during such month shall be paid by the Trust monthly in arrears. In the event this Agreement is effective for only a portion of any calendar month, the Total Advisory Fee payable for such month shall be pro rated based upon the number of days during the month that this Agreement was effective.

In consideration of the services provided by the Advisor, the Trust shall pay to the Advisor compensation computed at the following annual rates: 1.10% of the first $3 billion of daily net assets, 1.08% of the next $2 billion, and 1.05% of the daily net assets in excess of $5 billion of the Oppenheimer SteelPath MLP Alpha Fund (the “Alpha Fund”) net assets (the “Basic Fee Rate”).  1/12th of the Basic Fee Rate multiplied by the average daily net assets of the Alpha Fund during such month shall be paid by the Trust monthly in arrears. In the event this Agreement is effective for only a portion of any calendar month, the Total Advisory Fee payable for such month shall be pro rated based upon the number of days during the month that this Agreement was effective.

In consideration of the services provided by the Advisor, the Trust shall pay to the Advisor compensation computed at the following annual rates: 0.95% of the first $3 billion of daily net assets, 0.93% of the next $2 billion, and 0.90% of the daily net assets in excess of $5 billion of the Oppenheimer SteelPath MLP Income Fund (the “Income Fund”) (the “Basic Fee Rate”).  1/12th of the Basic Fee Rate multiplied by the average daily net assets of the Income Fund during such month shall be paid by the Trust monthly in arrears. In the event this Agreement is effective for only a portion of any calendar month, the Total Advisory Fee payable for such month shall be pro rated based upon the number of days during the month that this Agreement was effective.

In consideration of the services provided by the Advisor, the Trust shall pay to the Advisor compensation computed at the following annual rates: 1.25% of the first $3 billion of daily net assets, 1.23% of the next $2 billion, and 1.20% of the daily net assets in excess of $5 billion of the Oppenheimer SteelPath MLP Alpha Plus Fund (the “Alpha Plus Fund”) (the “Basic Fee Rate”).  1/12th of the Basic Fee Rate multiplied by the average daily net assets of the Alpha Plus Fund during such month shall be paid by the Trust monthly in arrears. In the event this Agreement is effective for only a portion of any calendar month, the Total Advisory Fee payable for such month shall be pro rated based upon the number of days during the month that this Agreement was effective.

In consideration of the services provided by the Advisor, the Trust shall pay to the Advisor compensation computed at the following annual rates: 0.80% of the first $3 billion of daily net assets, 0.78% of the next $2 billion, and 0.75% of the daily net assets in excess of $5 billion of the Oppenheimer SteelPath MLP and Infrastructure Debt Fund (the “Debt Fund”) (the

“Basic Fee Rate”).  1/12th of the Basic Fee Rate multiplied by the average daily net assets of the Debt Fund during such month shall be paid by the Trust monthly in arrears. In the event this Agreement is effective for only a portion of any calendar month, the Total Advisory Fee payable for such month shall be pro rated based upon the number of days during the month that this Agreement was effective.